Exhibit 10.11

NON-QUALIFIED STOCK OPTION AGREEMENT

OF

JO-ANN STORES HOLDINGS INC.

THIS AGREEMENT (the “Agreement”) is entered into as of                     ,          (the “Grant Date”) by and between Jo-Ann Stores Holdings Inc., a Delaware corporation (the “Company”), and [ ], an employee, consultant or director of the Company or one of its Subsidiaries (hereinafter referred to as the “Optionee”).

WHEREAS, pursuant to authorization by the Board of Directors of the Company (the “Board”) the Company has assumed the 2011 Stock Option Plan of Needle Holdings Inc. (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or one of its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option; and

WHEREAS, the Optionee has entered into a Stockholders Agreement (as defined in the Plan) with the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1 “Board” shall have the meaning set forth in the Recitals hereto.

Section 1.2 “Cause” shall mean the Company or any of its Subsidiaries having “Cause” to terminate the Optionee’s employment as defined in any employment or severance agreement between the Optionee and the Company or any of its Subsidiaries; provided that, in the absence of an agreement containing such a definition, the Company or its Subsidiaries shall have “Cause” to terminate the Optionee’s employment upon: (a) the willful and continued failure by the Optionee to substantially perform his or her normal duties (other than any such failure resulting from the Optionee’s illness or injury), after a written demand for substantial performance is delivered to the Optionee that specifically identifies the manner in which the Committee believes that the Optionee has not substantially performed his or her duties, and the Optionee has failed to remedy the situation within thirty (30) business days of receiving such notice; (b) the Optionee’s conviction for committing an act of fraud, embezzlement, theft, or other criminal act constituting a felony; or (c) the willful engaging by the Optionee in gross negligence materially and demonstrably injurious to the Company. However, no act, or failure to act on the Optionee’s part shall be considered “willful” unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that his or her action or omission was not in or not opposed to the best interest of the Company.

Section 1.3 “Change in Control” shall mean (a) the sale of all or substantially all of the assets of the Company, Needle Holdings, Jo-Ann Stores or any wholly-owned subsidiary between the Company and Jo-Ann Stores (an “Intermediate Subsidiary”) to any other person or entity (other than the Company, any of its Subsidiaries, LGP, or any employee benefit plan maintained by the Company or any of its Subsidiaries), or (b) a change in beneficial ownership or control of the Company, Needle Holdings, Jo-Ann Stores or any Intermediate Subsidiary effected through a transaction or series of transactions (other than an offering of Common Stock or other securities to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, LGP, or any employee benefit plan maintained by the Company or any of its Subsidiaries), directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company, Needle Holdings, Jo-Ann Stores or any Intermediate Subsidiary possessing more than 50% of the total combined voting power of such entity’s securities outstanding immediately after such acquisition.

Section 1.4 “Committee” shall mean the Committee appointed to administer the Plan pursuant to Section 6.1 of the Plan. In the absence of such Committee, any references to the “Committee” shall mean the Board.

Section 1.5 “Company” shall have the meaning set forth in the preamble hereto.

Section 1.6 “Competitive Business” shall have the meaning set forth in Section 4.4(a).

Section 1.7 “Confidential Information” shall have the meaning set forth in Section 4.1.

Section 1.8 “Disability” shall mean permanent disability or incapacity as determined in accordance with the Company’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board in its good faith judgment based upon inability to perform the essential functions of his or her position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

Section 1.9 “Grant Date” shall have the meaning set forth in the preamble hereto.

Section 1.10 “Intermediate Subsidiary” shall have the meaning set forth in Section 1.3.

Section 1.11 “Jo-Ann Stores” shall mean Jo-Ann Stores, LLC, an Ohio limited liability company.

Section 1.12 “LGP” shall mean, collectively, Green Equity Investors V, Green Equity Investors Side V, LP and Needle Coinvest LLC.

Section 1.13 “Needle Holdings” shall mean Needle Holdings LLC, a Delaware limited liability company.

Section 1.14 “Noncompete Period” shall have the meaning set forth in Section 4.4(a).

Section 1.15 “Option” shall mean the Non-Qualified Stock Option to purchase Common Stock granted under this Agreement.

Section 1.16 “Plan” shall have the meaning set forth in the Recitals hereto.

Section 1.17 “Third Party Information” shall have the meaning set forth in Section 4.3.

Section 1.18 “Work Product” shall have the meaning set forth in Section 4.2.

ARTICLE II.

GRANT OF OPTION

Section 2.1 Grant of Option. In consideration of the Optionee’s agreement to enter into or remain in the employ of, consultancy to or other service relationship with the Company or one of its Subsidiaries, and for other good and valuable consideration, as of the Grant Date, the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of xxx shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement.

Section 2.2 Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2 and 7.3 thereof.

Section 2.3 Option Price. The purchase price of the shares of Common Stock covered by the Option shall be $xxx per share (without commission or other charge), which is not less than 100% of Fair Market Value as of the Grant Date.

ARTICLE III.

EXERCISABILITY

Section 3.1 Commencement of Exercisability

(a) Subject to Sections 3.1(b), 3.1(c) and 3.3, the Option shall become exercisable in four cumulative installments provided that the Optionee remains continuously employed in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through such date as follows:

(i) The first installment shall consist of 40% of the shares covered by the Option and shall become exercisable on the second anniversary of                     ,         ;

(ii) The second installment shall consist of 20% of the shares covered by the Option and shall become exercisable on the third anniversary of                     ,         ;

(iii) The third installment shall consist of 20% of the shares covered by the Option and shall become exercisable on the fourth anniversary of                     ,         ; and

(iv) The fourth installment shall consist of 20% of the shares covered by the Option and shall become exercisable on the fifth anniversary of                     ,         .

(b) Notwithstanding the foregoing provisions of this Section 3.1 but subject to Section 3.1(c) and Section 3.3, upon a Change in Control, provided that the Optionee remains continuously employed in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through the consummation of such Change in Control, the Option shall become fully vested and exercisable immediately prior to the effective date of such Change in Control.

(c) No portion of the Option which is unexercisable at Termination of Services for any reason shall thereafter become exercisable.

Section 3.2 Duration of Exercisability. The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable.

Section 3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The tenth anniversary of                     ,         ; or

(b) Except for such longer period as the Committee may otherwise approve, the 90th day following the date of the Optionee’s Termination of Services for any reason other than (i) termination by the Company for Cause or (ii) due to the Optionee’s death, retirement or Disability; or

(c) Notwithstanding the provisions of Section 3.1, in the event of the Optionee’s Termination of Services by the Company for Cause, the Optionee shall, immediately prior to such Termination of Services (and subject to such Termination of Services), forfeit the Option, whether vested or unvested; or

(d) In the case of a Termination of Employment by the Company due to the Optionee’s death, retirement or Disability, the expiration of one year from the date of the Optionee’s Termination of Employment; or

(e) The date the Optionee first violates any of the restrictive covenants set forth in Article IV.

Section 3.4 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than 10 shares.

Section 3.5 Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

ARTICLE IV.

RESTRICTIVE COVENANTS

Section 4.1 Obligation to Maintain Confidentiality. Optionee acknowledges that the confidential or proprietary information and data (including trade secrets) of the Company or any of its Subsidiaries or Affiliates obtained by Optionee while employed by or in the service of the Company or any of its Subsidiaries or Affiliates (including, without limitation, prior to the date of this Agreement) (“Confidential Information”) are the property of the Company or such Subsidiaries or Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s, or such Subsidiaries’ or Affiliates’ business or industry of which Optionee becomes aware during the period of Optionee’s employment or service. Therefore, Optionee agrees that he or she will not disclose to any unauthorized person, group or entity or use for Optionee’s own account any Confidential Information without the Company’s written consent, unless and to the extent that the Confidential Information, (a) becomes generally known to and available for use by the public other than as a result of Optionee’s acts or omissions to act, (b) was known to Optionee prior to Optionee’s employment or service with the Company or any of its Subsidiaries and Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order. Optionee shall use reasonable best efforts to deliver to the Company on the date of his or her termination of employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company and its Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which Optionee may then possess or have under his or her control, but excluding financial information of the Company relating to Optionee’s ownership of Option Shares, which information will nonetheless continue to constitute Confidential Information.

Section 4.2 Ownership of Property. Optionee acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s or any of its Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that were or are conceived, developed, contributed to, made, or reduced to practice by Optionee (either solely or jointly with others) while employed by or in the service of the Company or any of its Subsidiaries or Affiliates (including, without limitation, prior to the date of this Agreement) (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company or such Subsidiary or Affiliate and Optionee hereby assigns, and agrees to assign, all of the above Work Product to the Company or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Optionee in the course of Optionee’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Optionee hereby assigns and agrees to assign to the Company or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Optionee shall as promptly as practicable under the circumstances disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after Optionee’s employment with or service to the Company and its Subsidiaries and Affiliates) to establish and confirm the Company’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

Section 4.3 Third Party Information. Optionee understands that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the period of Optionee’s employment with or service to the Company or its Subsidiaries or Affiliates and thereafter, and without in any way limiting the provisions of Section 4.1 above, Optionee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use, except in connection with Optionee’s work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by the Company in writing or unless and to the extent that the Third Party Information, (a) becomes generally known to and available for use by the public other than as a result of Optionee’s acts or omissions to act, (b) was known to Optionee prior to Optionee’s employment with or service to the Company or any of its Subsidiaries and Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order.

Section 4.4 Noncompetition and Nonsolicitation. Optionee acknowledges that, in the course of Optionee’s employment, Optionee will become familiar with the Company’s and its Subsidiaries’ and Affiliates’ trade secrets and with other confidential information concerning the Company and its Subsidiaries and Affiliates and that Optionee’s services will be of special, unique and extraordinary value to the Company and its Subsidiaries and Affiliates. Therefore, Optionee agrees that:

(a) Noncompetition. While employed by the Company or any of its Subsidiaries or Affiliates, and for a period beginning on the date of termination of Optionee’s employment for any reason and ending on the second anniversary of such date of termination (the “Noncompete Period”), Optionee shall not, anywhere in the world where the Company or its Subsidiaries or Affiliates conduct or actively propose to conduct business during Optionee’s employment, directly or indirectly own, manage, control, participate in, consult with, be employed by or in any manner engage in any business that is engaged in, or plans to be engaged in, the sale at retail or direct marketing (including online) to consumers of fabric, sewing and craft components (a “Competitive Business”); provided, however, that Optionee may manage, control, participate in, consult with, be employed by or in any manner engage with an entity which derives less than 5% of its gross revenues from a Competitive Business so long as Optionee’s responsibilities, activities and contributions in respect of such entity do not directly impact the Competitive Business; provided further that Optionee may own up to 2% of any class of an issuer’s publicly traded securities. Nothing in this Section 4.4(a) confers upon Optionee any right to receive severance or obligates the Company to pay any severance to Optionee in connection with his or her termination of employment for any reason.

(b) Nonsolicitation. During the Noncompete Period, Optionee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or its Subsidiaries or Affiliates to leave the employ of the Company or any of its Subsidiaries or Affiliates, or in any way interfere with the relationship between the Company or its Subsidiaries or Affiliates and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries or Affiliates within 180 days prior to the time such employee was hired by Optionee, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its Subsidiaries or Affiliates to cease doing business with the Company or its Subsidiaries or Affiliates or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its Subsidiaries or Affiliates or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or its Subsidiaries or Affiliates and with which the Company, its Subsidiaries or Affiliates has entered into substantive negotiations or has requested and received confidential information relating to the acquisition of such business by the Company, its Subsidiaries or Affiliates in the two-year period immediately preceding Optionee’s termination of employment with the Company or any of its Subsidiaries or Affiliates.

(c) Enforcement. If, at the time of enforcement of Section 4.4(a) or (b), a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Optionee agrees that because his or her services are unique and Optionee has access to confidential information, money damages would be an inadequate remedy for any breach of this Article IV. Optionee agrees that the Company, its Subsidiaries and Affiliates, in the event of a breach or threatened breach of this Article IV, may seek injunctive or other equitable relief in addition to any other remedy available to them in a court of competent jurisdiction without posting bond or other security.

(d) Non-disparagement. Optionee agrees that at no time during his or her employment by the Company or any of its Subsidiaries or Affiliates or thereafter shall he make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Company or any of its Subsidiaries or Affiliates or any of their respective directors, officers or employees; provided that Optionee shall not be required to make any untruthful statement or to violate any law.

Section 4.5 Acknowledgments. Optionee acknowledges that the provisions of this Article IV are (a) in addition to, and not in limitation of, any obligation of Optionee’s under the terms of any employment agreement with the Company or any of its Subsidiaries or Affiliates and (b) in consideration of (i) employment with the Company or any of its Subsidiaries or Affiliates, (ii) the issuance of the Option by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Optionee agrees and acknowledges that the restrictions contained in Article IV do not preclude Optionee from earning a livelihood, nor do they unreasonably impose limitations on Optionee’s ability to earn a living. Optionee agrees and acknowledges that the potential harm to the Company or its Subsidiaries or Affiliates of the non-enforcement of this Article IV outweighs any potential harm to Optionee of its enforcement by injunction or otherwise. Optionee acknowledges that he or she has carefully read this Agreement and has given careful consideration to the restraints imposed upon Optionee by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, and its Subsidiaries and Affiliates now existing or to be developed in the future. Optionee expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

ARTICLE V.

OTHER PROVISIONS

Section 5.1 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Optionee.

Section 5.2 Shares Subject to Plan and Stockholders Agreement; Entire Agreement. The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement (together with the Plan and the Stockholders Agreement) shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

Section 5.3 Construction. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware. Notwithstanding the final and binding effect of the Committee’s determinations and decisions pursuant to Section 6.3 of the Plan, in the event of any proceeding where such determinations or decisions are at issue, no special deference shall be afforded to such determinations or decisions as they apply to the Optionee, and they shall be reviewed de novo.

Section 5.4 Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.5 Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that neither the amendment, suspension nor termination of this Agreement shall, without the consent of the Optionee, alter or impair any rights of the Optionee or obligations of the Company under the Option. For the avoidance of doubt, adjustments made under Section 7.1 of the Plan are not amendments for this purpose.

Section 5.6 Section 409A. The Option granted hereunder is intended to be exempt from Section 409A of the Code.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

JO-ANN STORES HOLDINGS INC.

By: Wade Miquelon
Its: Chief Executive Officer and President

OPTIONEE

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